Exhibit 99.1

Great Wolf Resorts, Inc. Agrees to be Acquired by an Affiliate of Apollo Global

Management for $5.00 per Share in Cash

Transaction Provides Significant Value for Shareholders and Strong, Experienced Partner with

Substantial Available Capital to Facilitate Growth

March 13, 2012 – NEW YORK, NY – An affiliate of Apollo Global Management, LLC (NYSE: APO) (“Apollo”) and Great Wolf Resorts, Inc. (NASDAQ: WOLF) (“Great Wolf”) today announced that they have entered into a definitive merger agreement (the “Merger Agreement”) whereby Apollo, a leading global asset manager, will acquire Great Wolf, North America’s largest family of indoor waterpark resorts, for approximately $703 million, including the assumption of the Company’s outstanding debt.

Through a cash tender offer (the “Equity Tender Offer”) that is expected to commence today, Apollo will make an offer to purchase all outstanding shares of Great Wolf common stock for $5.00 per share. This offer represents a premium of 72.9% over the six-month average of Great Wolf’s share price ending on March 12, 2012, a premium of 50.4% over the ninety-day average of Great Wolf’s share price ending on March 12, 2012, and a 19.3% premium over Great Wolf’s closing stock price on March 12, 2012.

The transaction was unanimously recommended by an independent strategic review committee of the board of directors of Great Wolf and unanimously approved by the board of directors of Great Wolf, who are recommending that Great Wolf stockholders tender their shares in the offer.

Great Wolf operates some of North America’s premier family-oriented destination facilities and is the indoor waterpark resort industry leader. The first Great Wolf Lodge resort opened in 1997 in Wisconsin Dells, Wisconsin; Great Wolf now operates 11 properties throughout North America. These resorts generally feature 300–600 rooms and a large indoor entertainment area measuring 40,000–100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness rooms, themed restaurants, spas, supervised children’s activities and other amenities.

“We are very excited to support the continued growth of Great Wolf Resorts,” said Aaron Stone, Senior Partner at Apollo Global Management. “Great Wolf has built a remarkable company with an outstanding family leisure and entertainment offering. We feel very fortunate to have the opportunity to continue the Company’s commitment to provide the very best in family destination resorts.”

“Kim Schaefer, Chief Executive Officer for Great Wolf, and her team, have done a fantastic job building this great company and consistently delivering a special experience to their guests. We are honored to have the opportunity to partner with such a talented group of people and look forward to working with them to continue to build on the many strengths of Great Wolf,” said Scott Ross, Partner at Apollo Global Management.

“After a thorough assessment, we concluded that the proposal put forth by Apollo is the best way to maximize value for shareholders, who will receive a substantial and immediate cash premium for their shares,” said Schaefer. “We are excited about the prospect of working with Apollo as we further capitalize on opportunities to refine and grow our Great Wolf Lodge brand. With the help of our talented and dedicated team, we will continue to offer our guests the superior experience that they have come to expect from a Great Wolf Lodge getaway.”

Deutsche Bank Securities Inc. is serving as financial advisor to the Company, and Paul, Weiss, Rifkind, Wharton & Garrison LLP is serving as the Company’s legal advisor. Morgan Stanley & Co. LLC, UBS Investment Bank and Nomura Securities International, Inc. are serving as financial advisors to Apollo, and Akin, Gump, Strauss, Hauer & Feld LLP is serving as Apollo’s legal advisor.

About Apollo Global Management

Apollo (NYSE: APO) is a leading global alternative investment manager with offices in New York, Los Angeles, Houston, London, Frankfurt, Luxembourg, Singapore, Mumbai and Hong Kong. Apollo had assets under management of more than $75 billion as of December 31, 2011, in private equity, credit-oriented capital markets and real estate funds invested across a core group of nine industries where Apollo has considerable knowledge and resources. For more information about Apollo, please visit http://www.agm.com.

About Great Wolf Resorts, Inc.

Great Wolf Resorts, Inc.® (NASDAQ: WOLF), Madison, Wis., is North America’s largest family of indoor waterpark resorts, and, through its subsidiaries and affiliates, owns and operates its family resorts under the Great Wolf Lodge® brand. Great Wolf Resorts is a fully integrated resort company with Great Wolf Lodge locations in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan.; Williamsburg, Va.; the Pocono Mountains, Pa.; Niagara Falls, Ontario; Mason, Ohio; Grapevine, Texas; Grand Mound, Wash.; and Concord, N.C. Great Wolf’s consolidated subsidiary, Creative Kingdoms, LLC, is a developer and operator of technology-based, interactive quest adventure experiences such as MagiQuest®. Additional information may be found on Great Wolf’s website at http://www.greatwolf.com.

About the Equity Tender Offer, Change of Control Offer and Consent Solicitation

The Equity Tender Offer will be subject to customary conditions, including that the number of shares validly tendered and not withdrawn represent at least a majority of the outstanding shares of Great Wolf on a fully diluted basis. The Equity Tender Offer is scheduled to expire 21 business days from commencement, subject to extension as permitted or required by the Merger Agreement. UBS Investment Bank is serving as Dealer Manager for the Equity Tender Offer.

If successful, the Equity Tender Offer will be followed by a merger in which each share of common stock not acquired in the offer will be converted into the right to receive the same consideration paid in the Equity Tender Offer. Upon completion of the transaction, Great Wolf will become a private company, controlled by Apollo.

The consummation of the Equity Tender Offer contemplated by the Merger Agreement will constitute a “Change of Control” as defined in the indenture (the “Indenture”) governing the 10.875% First Mortgage Notes due 2017 (the “First Mortgage Notes”) issued by certain wholly-owned subsidiaries of Great Wolf. The Indenture requires the issuers of the First Mortgage Notes or a third party to make a “Change of Control Offer” to each holder of the First Mortgage Notes following a “Change of Control.” As a result, Apollo separately has agreed that an affiliate will commence an offer to purchase for cash all of the outstanding First Mortgage Notes at a price equal to 101% of the principal amount of the First Mortgage Notes, plus accrued and unpaid interest, pursuant to the terms of the Indenture and conditioned upon the successful completion of the Equity Tender Offer and the other terms set forth in the Change of Control Offer Documents (as defined below). In connection with the Change of Control Offer, Apollo has entered into an agreement with affiliates of Morgan Stanley & Co. LLC and UBS Investment Bank pursuant to which such affiliates have committed to purchase any First Mortgage Notes tendered in the Change of Control Offer. The Change of Control Offer is expected to commence shortly and to expire simultaneously with the Equity Tender Offer, subject to extension as permitted or required by the Merger Agreement, unless terminated as described in the offer.

Simultaneously with the Change of Control Offer, the issuers of the First Mortgage Notes have agreed to seek to waive the obligation to make and consummate the Change of Control Offer by amending the Indenture to exclude certain permitted holders, including Apollo, from the definition of “Change of Control” in the Indenture and to seek to amend certain restrictive covenants in the Indenture by soliciting the consents of holders of at least a majority of the principal amount of outstanding First Mortgage Notes (the “Consent Solicitation”), upon the terms and subject to the conditions set forth in the Consent Solicitation Documents (as defined below). If the required consents are obtained to waive the Change of Control Offer, Apollo will terminate the Change of Control Offer. Morgan Stanley & Co. LLC and UBS Investment Bank are serving as joint solicitation agents for the Consent Solicitation.

Copies of the Equity Tender Offer Documents may be obtained from MacKenzie Partners, Inc. at (212) 929-5500 (collect) or (800) 322-2885 (toll free). Any persons with questions regarding the Equity Tender Offer should contact MacKenzie Partners at the above numbers or the dealer manager, UBS Investment Bank, at (212) 821-6071 (collect) or (855) 565-0223 (toll free).

Copies of the Change of Control Offer Documents and the Consent Solicitation Documents may be obtained from D.F. King & Co., Inc., at (212) 269-5550 (collect) or (800) 859-8511 (toll free). Any persons with questions regarding the Change of Control Offer or the Consent Solicitation should contact D.F. King & Co. at the above numbers or the solicitation agents, Morgan Stanley & Co. LLC, at (212) 761-1057 (collect) or (800) 624-1808 (toll free) or UBS Investment Bank, at (203) 719-4210 (collect) or (888) 719-4210 (toll free).

Forward-Looking Statements

Statements herein regarding the proposed transaction among Apollo and Great Wolf, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations and the intent of any parties about future actions constitute “forward-looking statements” as defined in the federal securities laws. Forward-looking statements may be identified by words such as “believe,” “expects,” “anticipates,” “projects,” “intends,” “should,” “estimates” or similar expressions. Such statements are based upon current beliefs, expectations and assumptions and are subject to significant risks and uncertainties. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Apollo and Great Wolf believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Apollo and Great Wolf or persons acting on Apollo’s or Great Wolf’s behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and Apollo and Great Wolf undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless required by law. Past financial or operating performance is not necessarily a reliable indicator of future performance and you should not use our historical performance to anticipate results or future period trends. Additional factors that may affect future results are contained in Great Wolf’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2011, which are available at the SEC’s Web site http://www.sec.gov. The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward-looking statements as a result of developments occurring after the date hereof is hereby disclaimed unless required by law.

IMPORTANT NOTICE: This press release is for informational purposes only and is neither an offer to buy nor the solicitation of an offer to sell any shares of Great Wolf’s common stock or the First Mortgage Notes nor a solicitation of consents with respect to the proposed amendments to the Indenture. The tender offers and Consent Solicitation described herein will not be made in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable state or foreign securities or “blue sky” laws.

The tender offers and Consent Solicitation described herein have not yet been commenced.

On the commencement date of the Equity Tender Offer, an offer to purchase, a letter of transmittal for shares and related documents (the “Equity Tender Offer Documents”) will be filed with the Securities and Exchange Commission (the “SEC”), will be mailed to stockholders of record and will also be made available for distribution to beneficial owners of Great Wolf common stock. The offer to purchase and the solicitation of offers to sell the Great Wolf common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents. When they are available, stockholders should read those materials carefully because they will contain important information, including the various terms of, and conditions to, the Equity Tender Offer. When they are available, stockholders will be able to obtain the Equity Tender Offer Documents without charge from the SEC’s website at http://www.sec.gov or from MacKenzie Partners, Inc., the Information Agent for the Equity Tender Offer. Stockholders are urged to read carefully those materials when they become available prior to making any decisions with respect to the tender offer.

The Change of Control Offer to be made by Apollo’s affiliate will be made solely on the terms and subject to the conditions set forth in the Change of Control Notice and Offer to Purchase to be dated the date of the commencement of the Equity Tender Offer (as may be amended or supplemented from time to time, the “Change of Control Notice”), and the accompanying letter of transmittal for notes (together, the “Change of Control Offer Documents”). The Consent Solicitation to be made by the issuers of the First Mortgage Notes will be made solely on the terms and subject to the conditions set forth in the Consent Solicitation Statement to be dated the date of the commencement of the Equity Tender Offer (as may be amended or supplemented from time to time, the “Consent Solicitation Statement”), and the accompanying consent letter (together, the “Consent Solicitation Documents”).

Great Wolf will file a solicitation/recommendation statement with the SEC in connection with the Equity Tender Offer, and, if required, will file a proxy statement or information statement with the SEC in connection with the second-step merger. Stockholders are strongly advised to read these documents if and when they become available because they will contain important information about the Equity Tender Offer and the proposed merger. Stockholders would be able to obtain a free copy of the solicitation/recommendation statement and the proxy statement or information statement as well as other filings containing information about Great Wolf, the Equity Tender Offer and the merger, if any, when available, without charge, at the SEC’s website at http://www.sec.gov. In addition, copies of the solicitation/recommendation statement, the proxy statement or information statement and other filings containing information about Great Wolf, the Equity Tender Offer and the merger may be obtained, if and when available, without charge, by directing a request to Great Wolf Resorts, Inc., Attention: James Calder or on the Great Wolf website at http://corp.greatwolfresorts.com.

For More Information

Apollo Global Management, LLC	Great Wolf Resorts, Inc.

Investors:

Gary M. Stein, 212-822-0467

Head of Corporate Communications

gstein@apollolp.com

or

Patrick Parmentier, CPA, 212-822-0472

Investor Relations Manager

pparmentier@apollolp.com

Media:

Rubenstein Associates, Inc. for Apollo

Global Management, LLC

Charles Zehren, 212-843-8590

czehren@rubenstein.com

Investors: ICR, Inc. for Great Wolf Resorts, Inc. Brad Cohen, 203-682-8211 Brad.Cohen@icrinc.com Media: ICR, Inc. for Great Wolf resorts, Inc. Michael Fox, 203-682-8218 Michael.Fox@icrinc.com

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